Exhibit 99.1

      ITT INDUSTRIES REPORTS THIRD QUARTER EPS OF $2.00; EARNINGS EXCLUDING
                SPECIAL ITEMS ARE $1.37 PER SHARE, UP 17 PERCENT

    - Revenue up 16 percent to $1.93 billion; organic revenue up 12 percent, marking the eighth consecutive quarter of double-digit organic revenue growth

    -   Solid order growth of 18 percent; organic orders increase 14 percent

    -   Strong cash growth driven by operational performance

    - Company narrows full-year 2005 (adjusted) earnings guidance to $5.35-5.40 per share

    WHITE PLAINS, N.Y., Oct. 27 /PRNewswire-FirstCall/ -- ITT Industries, Inc. (NYSE: ITT) today announced third quarter 2005 net income of $189.3 million, up $79.5 million over the third quarter 2004, including the net benefit of special items. Diluted earnings per share (EPS) for the third quarter, including the net benefit of special items, were $2.00. The company realized an $0.85 per share benefit from special items, primarily a favorable tax settlement arising from the conclusion of IRS audits for the years 1998-2000, which was partially offset by restructuring costs of $0.22 per share. The net effect of these special items was a $0.63 increase in reported EPS for the third quarter 2005. Adjusting results to exclude these special items, earnings for the third quarter 2005 were $1.37 per share, up 17 percent over the comparable 2004 figure of $1.17.

    "We're continuing to see the benefits of a balanced portfolio that includes strong core businesses with good long-term growth prospects, especially in our water and defense businesses," said Steve Loranger, ITT Industries' Chairman, President and Chief Executive Officer. "Overall, our revenues rose 16 percent to $1.93 billion, and organic revenue grew 12 percent, marking the eighth consecutive quarter of double-digit organic revenue growth, once again led by our Defense businesses. We continue to strengthen our participation in fast-growing markets of the Asia-Pacific region, with our Fluid Technology businesses realizing significant order and revenue gains in Russia, India and China."

    Given the company's strong performance through the first nine months, Loranger said the company is in a position to tighten the company's full-year financial forecast range.

    "We expect that we will have full year earnings of $5.35 - $5.40 per share, excluding special items. This represents a 17 - 18 percent increase over the comparable figure in 2004," Loranger said. "We estimate full-year 2005 revenues of $7.7 - $7.8 billion, up 14 - 15 percent from results last year, and full-year free cash flow of $625 - $650 million."

    Third quarter Financial Highlights

    -- Third quarter revenues rose 16 percent over the same period 2004 to $1.93 billion on sales growth across the portfolio, led by strong double-digit revenue growth in both Fluid Technology and Defense. Organic revenue, excluding foreign exchange and acquisitions, grew 12 percent.

    -- Orders increased 18 percent during the quarter, with the largest gains in Fluid Technology and Defense; organic orders increased 14 percent.

    -- Segment operating income grew 3 percent over the third quarter 2004 to $194.1 million. Excluding the impact of restructuring, operating income grew 15 percent to $223.7 million.

    -- Year-to-date 2005 cash from operations grew 102 percent to $511.3 million over the same period last year, before the impact of a $100 million tax payment for discontinued operations. Free cash flow (cash from operations excluding voluntary pension pre-funding less capital expenditures) for the first nine months of 2005 was $491.9 million.

    "We're pleased with ITT's overall performance and expect continued growth in 2006. However, while certain units of the Electronic Components (EC) group have improved over the last two years, the overall group has not performed up to our expectations," Loranger said. "We will continue our aggressive efforts to improve the operating performance of this business, with expanded cost reductions, lean manufacturing and prudent product line pruning. These ongoing actions include structural streamlining with the combination of EC with Motion & Flow Control into one group. We have chosen Nick Hill, the President of Motion & Flow Control, to lead this combined group, and he has been elected a Senior Vice President of the corporation by the Board of Directors. Nick is an ITT veteran who has spent much of his career in EC, and he will help us determine the best course of action to ensure that the EC businesses meet our long-term financial objectives."

    "Consistent with our desire to build on the "Engineered for Life" philosophy, we are pleased to announce that Brenda Reichelderfer, who has led the EC group for the last two years, has been appointed to the position of Senior Vice President and Chief Technology Officer for the corporation, reporting to me," Loranger said. "In this role she will be responsible for the company's Value-Based Product Development, engineering career and technology development, and intellectual property. Her engineering background and her experience in each of our management companies uniquely qualify her for this new role."

    Third Quarter 2005 Segment Highlights

    Fluid Technology

    -- Third quarter Fluid Technology revenues were $704.1 million, up $84.9 million or 14 percent from the same period last year, with organic revenue growth of 13 percent. Revenue growth was driven by a 24 percent revenue increase in Advanced Water Treatment and 23 percent growth in the Industrial & BioPharm group. Segment operating income was $76.2 million and operating margin was down 160 basis points. Adjusting to exclude restructuring costs, operating income was $91.4 million, up 14 percent from the comparable figure in 2004, while margins remained relatively flat.

    -- The Advanced Water Treatment business won several significant orders during the quarter, including a first-of-its-kind project in New Mexico that will supplement surface drinking water sources with treated wastewater. The project involves technologies from throughout the company's Fluid Technology portfolio, including ITT's reverse osmosis designs, chlorination dosing equipment, instrumentation and pumping equipment. Advanced Water Treatment also received a $5 million order to supply water treatment equipment for textile wastewater reuse in southern India, and an order to provide an oil refinery with the world's largest ozone system for removing nitrogen oxides, a common pollutant produced in refineries and other industrial operations.

    -- The Wastewater business also grew revenues by 8 percent and grew orders by 17 percent. Additional order opportunities are expected for dewatering pumps as global mining activity increases, and there has been increasing demand for submersible wastewater pumps in new geographic markets like Russia.

    -- The Industrial & BioPharm group continues to show strong revenue gains in every region of the world. Activity has remained strong with the high price of oil and the growing global demand for energy. The group received a $4 million order for rubber lined slurry pumps as part of system to remove harmful sulfur dioxides from a power plant.

    Defense Electronics & Services

    -- Defense Electronics & Services revenues for the third quarter were $806.7 million, up $176.5 million or 28 percent over last year, due to the acquisition of the Remote Sensing business and increased sales, particularly at Night Vision, Systems and Aerospace/Communications. Organic revenue growth was 19 percent. Operating income rose 35 percent to $96.8 million, and operating margin rose 60 basis points.

    -- Order input grew 40 percent, with organic orders up 31 percent, led by ongoing demand for night vision goggles and SINCGARS radios. The Defense backlog now stands at $3.9 billion, up 17 percent over the period last year.

    -- ITT's Night Vision group received an Omni VII contract worth a potential $1.4 billion to help meet the US Army demand for the next several years. Deliveries on the initial $160 million order will begin in early 2006. This and other contracts have increased the backlog at Night Vision to more than $500 million.

    -- Demand for ITT's SINCGARS tactical radios continues to grow, with additional orders of $82 million in the third quarter. The company has been successful in developing a module to make ITT's SINCGARS radios compatible with the Joint Tactical Radio System (JTRS) program. The module uses ITT technology to provide high speed voice, video and data transmission, and provides advanced mobile ad hoc networking capabilities.

    Motion & Flow Control

    -- Motion & Flow Control revenues for the third quarter were $249.2 million, up 3 percent on higher volume in Leisure Marine, Friction Materials and Aerospace Controls. Operating income declined 8 percent to $29.4 million and margin declined 140 basis points. Excluding restructuring costs, operating income was down 2 percent to $32.4 million, while operating margin declined 70 basis points, primarily due to performance in the auto tubing business. The auto tubing business recorded a charge for credit issues related to current developments in the auto industry - without the charge, Motion & Flow Control margins would have been 90 basis points higher in the quarter.

    -- ITT's Friction Materials business is enjoying a 70 percent win rate so far this year on new OEM platforms in Europe, including wins on new Toyota, Fiat, Audi and Volkswagen models. The business successfully inaugurated production at its U.S. production plant in Arkansas.

    -- Aerospace Controls, which produces switches and actuators, grew revenues 6 percent, and grew orders 45 percent over the prior year, benefiting from strong growth in the commercial and military aerospace industries.

    Electronic Components

    -- Electronic Components revenues for the third quarter were $170.3 million, down 2 percent or $4 million from same period last year, with growth in the transportation and cellular handset markets more than offset by weakness in automotive, military, and industrial demand. Operating income declined $16.8 million to ($8.3) million as reported. Adjusting for the effects of restructuring, operating income declined $6.3 million to $3.1 million, primarily due to continued challenges in keypads operations.

    -- Order activity grew 15 percent compared to the third quarter 2004, due primarily to activity in the mobile phone and military/aerospace markets, increasing the business's book-to-bill ratio to 1.11.

    -- The Electronic Components group has secured 15 platform wins for its mechatronic technology, primarily joystick controls. It plans to launch 12 new products in this area in the fourth quarter, with customers such as Bobcat and Caterpillar, among others.

    About ITT Industries

    ITT Industries, Inc. (http://www.itt.com) supplies advanced technology products and services in key markets including: fluid and water management including water treatment; defense communication, opto-electronics, information technology and services; electronic interconnects and switches; and other specialty products. Headquartered in White Plains, NY, the company generated $6.8 billion in 2004 sales.

    In addition to the New York Stock Exchange, ITT Industries stock is traded on the Midwest, Pacific, Paris, London and Frankfurt exchanges.

    For free B-roll/video content about ITT Industries, please log onto http://www.thenewsmarket.com/ITT to preview and request video. You can receive broadcast-standard video quality digitally or by tape from this site. Registration and video are free to the media.

    "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995 ("the Act"):

    Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations, and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business and Item 7.

    Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Industries, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and other of its filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

    NOTE: ITT Industries believes that investors' understanding of the Company's operating performance is enhanced by the use of certain non-GAAP financial measures, including adjusted GAAP net income and adjusted GAAP EPS, which Management considers useful in providing insight into operating performance, as it excludes the impact of special items that cannot be expected to recur on a quarterly basis. Management also believes that investors can better analyze the Company's revenue and order growth by utilizing organic revenue and organic order growth measures that exclude the effect of foreign exchange translation and the effect of recent acquisitions. In addition, Management considers the use of free cash flow to be an important indication of the Company's ability to make acquisitions, fund pension obligations, buy back outstanding shares and service debt. Free cash flow, adjusted net income, adjusted EPS, organic revenue and organic orders are not financial measures under GAAP, should not be considered as substitutes for cash from operating activities, EPS, net income or revenue as defined by GAAP, and may not be comparable to similarly titled measures reported by other companies. A reconciliation to the GAAP equivalents of these non-GAAP measures is set forth in the attached unaudited financial information.

                    CONSOLIDATED CONDENSED INCOME STATEMENTS
                         (In millions, except per share)
                                   (Unaudited)

                                                Three Months Ended             Nine Months Ended
                                                  September 30,                  September 30,
                                           ---------------------------    ---------------------------
                                               2005           2004            2005           2004
                                           ------------   ------------    ------------   ------------
Sales and revenues                         $    1,927.6   $    1,663.2    $    5,793.9   $    4,821.1
Costs of sales
 and revenues                                   1,306.0        1,097.3         3,911.8        3,175.3
Selling, general
 and administrative
 expenses                                         247.9          242.7           790.4          706.4
Research, development
 and engineering expenses                         168.8          150.2           501.7          461.2
Restructuring and asset
 impairment charges                                29.9            5.6            55.9           24.3
Total costs and expenses                        1,752.6        1,495.8         5,259.8        4,367.2

Operating income                                  175.0          167.4           534.1          453.9
Interest expense                                   17.9           12.8            51.9           33.9
Interest income                                    16.6            4.2            36.3           18.8
Gain on sale of assets                              7.1              -             7.1              -
Miscellaneous expense, net                          2.8            4.1            13.5           10.8
Income from continuing
 operations before
 income taxes                                     178.0          154.7           512.1          428.0
Income tax expense                                 23.9           44.4            93.9          115.1
Income from continuing
 operations                                       154.1          110.3           418.2          312.9
Discontinued operations,
 including tax benefit of
 $39.8, $0.3,$45.0 and
 $1.1 in each period,
 respectively                                      35.2           (0.5)           25.3           (2.2)
Net income                                 $      189.3   $      109.8    $      443.5   $      310.7

Earnings Per Share:
Income from continuing operations:
   Basic                                   $       1.67   $       1.20    $       4.53   $       3.38
   Diluted                                 $       1.63   $       1.17    $       4.43   $       3.31
Discontinued operations:
   Basic                                   $       0.38   $      (0.01)   $       0.27   $      (0.02)
   Diluted                                 $       0.37   $      (0.01)   $       0.27   $      (0.02)
 Net income:
   Basic                                   $       2.05   $       1.19    $       4.80   $       3.36
   Diluted                                 $       2.00   $       1.16    $       4.70   $       3.29

Average Common Shares -
   Basic                                           92.4           92.3            92.3           92.3
Average Common Shares -
   Diluted                                         94.5           94.3            94.3           94.4

                      ITT INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                  (In millions)
                                   (Unaudited)

                                                 September 30,    December 31,
                                                     2005             2004
                                                --------------   --------------
Assets
Current Assets:
  Cash and cash equivalents                     $        470.3   $        262.9
  Receivables, net                                     1,312.7          1,174.3
  Inventories, net                                       693.3            708.4
  Current assets of discontinued operations                  -              7.3
  Deferred income taxes                                   78.7            107.2
  Other current assets                                    91.8             69.1
    Total current assets                               2,646.8          2,329.2

Plant, property and equipment, net                       941.5            980.9
Deferred income taxes                                    238.1            212.1
Goodwill, net                                          2,467.8          2,514.1
Other intangible assets, net                             225.4            240.3
Other assets                                           1,016.8          1,000.1
    Total assets                                $      7,536.4   $      7,276.7

Liabilities and Shareholders' Equity
Current Liabilities:
  Accounts payable                              $        782.0   $        719.8
  Accrued expenses                                       797.0            717.2
  Accrued taxes                                          144.2            277.4
  Current liabilities of
   discontinued operations                                   -                -
  Notes payable and current maturities
   of long-term debt                                     898.0            729.2
  Other current liabilities                               10.6              2.2
    Total current liabilities                          2,631.8          2,445.8

Pension and postretirement benefits                    1,369.4          1,378.5
Long-term debt                                           543.1            542.8
Other liabilities                                        515.2            566.6
    Total liabilities                                  5,059.5          4,933.7

Shareholders' equity                                   2,476.9          2,343.0
    Total liabilities and
     shareholders' equity                       $      7,536.4   $      7,276.7

                      ITT INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (In millions)
                                   (Unaudited)

                                                       Nine Months Ended
                                                         September 30,
                                                -------------------------------
                                                     2005             2004
                                                --------------   --------------
Operating Activities
Net income                                      $        443.5   $        310.7
Net (income) loss from discontinued
 operations                                              (25.3)             2.2
Income from continuing operations                        418.2            312.9

Adjustments to income from continuing
 operations:
  Depreciation and amortization                          162.0            145.2
  Restructuring and asset impairment charges              55.9             24.3
Payments for restructuring                               (39.9)           (23.9)
Change in receivables                                   (191.0)          (140.6)
Change in inventories                                    (16.4)           (51.0)
Change in accounts payable and accrued
 expenses                                                148.9             55.0
Change in accrued and deferred taxes                      83.1             60.6
Change in other current and non-current assets          (101.4)           (94.4)
Change in other non-current liabilities                  (10.8)           (44.3)
Other, net                                                 2.7              9.4
  Net cash - operating activities                        511.3            253.2

Investing Activities
Additions to plant, property and equipment              (119.4)          (100.0)
Acquisitions, net of cash acquired                       (38.4)          (994.6)
Proceeds from sale of joint venture                       15.3                -
Proceeds from sale of assets and businesses                9.9              5.1
Other, net                                                (1.0)             0.2
  Net cash - investing activities                       (133.6)        (1,089.3)

Financing Activities
Short-term debt, net                                     173.0            855.5
Long-term debt repaid                                     (5.2)           (52.1)
Long-term debt issued                                      0.4              1.1
Repurchase of common stock                              (288.5)          (131.5)
Proceeds from issuance of common stock                   133.4             61.5
Dividends paid                                           (48.9)           (46.1)
Other, net                                                (0.3)             ---

  Net cash - financing activities                        (36.1)           688.4

Exchange Rate Effects on Cash and
 Cash Equivalents                                        (19.9)            (3.6)
  Net Cash from Operations -
   Discontinued Operations                              (114.3)            (9.0)

Net change in cash and cash equivalents                  207.4           (160.3)
Cash and cash equivalents - beginning of year            262.9            414.2
Cash and Cash Equivalents - end of period       $        470.3   $        253.9

              ITT Industries Non-GAAP Press Release Reconciliation
                  Reported vs. Organic Revenue / Orders Growth
                            Third Quarter 2005 & 2004
                                  ($ Millions)

                                                               (As Reported - GAAP)
                                           ----------------------------------------------------------
                                              Sales &        Sales &         Change        % Change
                                             Revenues       Revenues        2005 vs.       2005 vs.
                                              3M 2005        3M 2004          2004           2004
                                           ------------   ------------    ------------   ------------
ITT Industries - Consolidated                   1,927.6        1,663.2           264.4           15.9%

Fluid Technology                                  704.1          619.2            84.9           13.7%

Defense Electronics & Services                    806.7          630.2           176.5           28.0%

                                                                             Change        % Change
                                               Orders        Orders         2005 vs.        2005 vs.
                                              3M 2005        3M 2004          2004           2004
                                           ------------   ------------    ------------   ------------
ITT Industries - Consolidated                   1,972.1        1,674.9           297.2             18%

Defense Electronics                               825.2          588.0           237.2             40%

                                               Orders         Sales       Orders / Sales
                                              3M 2005        3M 2005       Book-to-Bill
                                           ------------   ------------    --------------
Electronic Components                             189.1          170.3              1.11

                                                                    (As Adjusted - Organic)
                                                          -------------------------------------------
                                              Sales &      Acquisition         FX         Adj. Sales
                                             Revenues     Contribution    Contribution    & Revenues
                                              3M 2005       3M 2005         3M 2005         3M 2005
                                           ------------   ------------    ------------   ------------
ITT Industries -
 Consolidated                                   1,927.6          (59.3)           (5.3)       1,863.0

Fluid Technology                                  704.1            0.0            (4.0)         700.1

Defense Electronics
 & Services                                       806.7          (58.3)           (0.2)         748.2

                                                           Acquisition         FX            Adj.
                                               Orders     Contribution    Contribution      Orders
                                              3M 2005       3M 2005         3M 2005        3M 2005
                                           ------------   ------------    ------------   ------------
ITT Industries -
 Consolidated                                   1,972.1          (58.1)           (6.1)       1,907.9

Defense Electronics                               825.2          (57.1)           (0.2)         767.9


                                                              (As Adjusted - Organic)
                                              Sales &     -------------------------------
                                             Revenues         Change          % Change
                                              3M 2004     Adj. 05 vs. 04   Adj. 05 vs. 04
                                           -------------  --------------   --------------
ITT Industries -
 Consolidated                                    1,663.2           199.8               12%

Fluid Technology                                   619.2            80.9               13%

Defense Electronics
 & Services                                        630.2           118.0               19%

                                               Orders         Change          % Change
                                               3M 2004    Adj. 05 vs. 04   Adj. 05 vs. 04
                                           -------------  --------------   --------------
ITT Industries -
 Consolidated                                    1,674.9       233.0                   14%

Defense Electronics                                588.0       179.9                   31%

              ITT Industries Non-GAAP Press Release Reconciliation
         Segment Operating Income & OI Margin Adjusted for Restructuring
                          Third Quarter of 2005 & 2004
                                  ($ Millions)

                              Q3 2005        Q3 2004           %           Q3 2005        Adjust for
                                As             As           Change           As             2005
                             Reported       Reported       05 vs. 04      Reported      Restructuring
                            ----------     ----------     ----------     ----------     --------------
Sales and
 Revenues:
Electronic
 Components                      170.3          174.3                         170.3
Defense
 Electronics
 & Services                      806.7          630.2                         806.7
Fluid
 Technology                      704.1          619.2                         704.1
Motion &
 Flow Control                    249.2          242.8                         249.2
Intersegment
 eliminations                     (2.7)          (3.3)                         (2.7)
  Total Ongoing
   segments                    1,927.6        1,663.2                       1,927.6
Dispositions
 and other                           -              -                             -
Total Sales
 and Revenues                  1,927.6        1,663.2                       1,927.6

Operating Margin:
Electronic
 Components                       -4.9%           4.9%                         -4.9%
Defense
 Electronics
 & Services                       12.0%          11.4%                         12.0%
Fluid
 Technology                       10.8%          12.4%                         10.8%
Motion &
 Flow Control                     11.8%          13.2%                         11.8%
Total Ongoing
 Segments                         10.1%          11.4%                         10.1%

Income:
Electronic
 Components                       (8.3)           8.5         -197.6%          (8.3)              11.4
Defense
 Electronics
 & Services                       96.8           71.8           34.8%          96.8                0.0
Fluid Technology                  76.2           77.0           -1.0%          76.2               15.2
Motion & Flow
 Control                          29.4           32.0           -8.1%          29.4                3.0
Total Segment
 Operating Income                194.1          189.3            2.5%         194.1               29.6

Sales and Revenues:
Electronic
 Components                      170.3          174.3                         170.3
     Key Pads                     14.9           22.4                          14.9
     Electronic
      Components Ex
      Keypads                    155.4          151.9                         155.4

Operating Margin:
Electronic
 Components                       -4.9%           4.9%                         -4.9%
    Key Pads                     -48.3%          -8.9%                        -48.3%
    Electronic
     Components Ex
     Keypads                      -0.7%           6.9%                         -0.7%

Income:
Electronic
 Components                       (8.3)           8.5         -197.6%          (8.3)              11.4
    Key Pads                      (7.2)          (2.0)         260.0%          (7.2)               0.0
    Electronic
     Components Ex
     Keypads                      (1.1)          10.5        -110.5%           (1.1)              11.4

                              Q3 2005        Q3 2004          Adjust           Q3 2004           %
                                As             As            for 2004            As          Change Adj.
                             Adjusted       Reported       Restructuring      Adjusted       05 vs. 04
                            ----------     ----------     --------------     ----------    --------------
Sales and
 Revenues:
Electronic
 Components                      170.3          174.3                             174.3
Defense
 Electronics
 & Services                      806.7          630.2                             630.2
Fluid
 Technology                      704.1          619.2                             619.2
Motion &
 Flow Control                    249.2          242.8                             242.8
Intersegment
 eliminations                     (2.7)          (3.3)                             (3.3)
  Total Ongoing
   segments                    1,927.6        1,663.2                           1,663.2
Dispositions
 and other                           -              -                                 -
Total Sales
 and Revenues                  1,927.6        1,663.2                           1,663.2

Operating Margin:
Electronic
 Components                        1.8%           4.9%                              5.4%             (360)BP
Defense
 Electronics &
 Services                         12.0%          11.4%                             11.4%               60BP
Fluid Technology                  13.0%          12.4%                             13.0%                -BP
Motion & Flow
 Control                          13.0%          13.2%                             13.7%              (70)BP
Total Ongoing
 Segments                         11.6%          11.4%                             11.7%              (10)BP

Income:
Electronic
 Components                        3.1            8.5                0.9            9.4               -67%
Defense Electronics
 & Services                       96.8           71.8                0.0           71.8                35%
Fluid Technology                  91.4           77.0                3.4           80.4                14%
Motion & Flow
 Control                          32.4           32.0                1.2           33.2                -2%
Total Segment
 Operating Income                223.7          189.3                5.5          194.8                15%

Sales and Revenues:
Electronic
 Components                      170.3          174.3                             174.3
     Key Pads                     14.9           22.4                              22.4
     Electronic
      Components Ex
      Keypads                    155.4          151.9                             151.9

Operating Margin:
Electronic
 Components                        1.8%           4.9%                              5.4%             (360)BP
    Key Pads                     -48.3%          -8.9%                             -8.9%
    Electronic
     Components Ex
     Keypads                       6.6%           6.9%                              7.5%              (90)BP

Income:
Electronic
 Components                        3.1            8.5                0.9            9.4             -67.0%
    Key Pads                      (7.2)          (2.0)               0.0           (2.0)            260.0%
    Electronic
     Components Ex
     Keypads                      10.3           10.5                0.9           11.4              -9.6%

              ITT Industries Non-GAAP Press Release Reconciliation
                     Reported vs. Adjusted Net Income & EPS
                          Third Quarter of 2005 & 2004

                       ($ Millions, except EPS and shares)

                                                   Q3 2005         Q3 2005         Q3 2005
                                                 As Reported     Adjustments     As Adjusted
                                                ------------    ------------    ------------
Segment Operating Income                               194.1            29.6#A         223.7

Interest Income (Expense)                               (1.3)          (13.2)#B        (14.5)
Other Income (Expense)                                  (2.8)              -            (2.8)
Gain on sale of Assets                                   7.1            (7.1)              -
Corporate (Expense)                                    (19.1)            0.3#A         (18.8)

Income from Continuing Operations
 before Tax                                            178.0             9.6           187.6

Income Tax Items                                                       (31.3)#C        (31.3)
Income Tax Expense                                     (23.9)           (3.0)#D        (26.9)

Total Tax Expense                                      (23.9)          (34.3)          (58.2)

Income from Continuing Operations                      154.1           (24.7)          129.4

Income from Discontinued Operations                     35.2           (35.2)#E          0.0

Net Income                                             189.3           (59.9)          129.4

Diluted EPS                                             2.00           (0.63)           1.37

                                                                                                     Percent
                                                                                    Change           Change
                               Q3 2004          Q3 2004          Q3 2004         2005 vs. 2004    2005 vs. 2004
                             As Reported      Adjustments      As Adjusted       As Adjusted      As Adjusted
                            ------------    --------------    --------------    --------------   --------------
Segment
 Operating
 Income                            189.3               5.5#F           194.8

Interest
 Income
 (Expense)                          (8.6)                -              (8.6)
Other
 Income
 (Expense)                          (4.1)                -              (4.1)
Gain on sale
 of Assets                             -                 -                 -
Corporate
 (Expense)                         (21.9)                -             (21.9)

Income from
 Continuing
 Operations
 before Tax                        154.7               5.5             160.2

Income Tax
 Items                                                (3.7)#G           (3.7)
Income Tax
 Expense                           (44.4)             (1.6)#H          (46.0)

Total Tax
 Expense                           (44.4)             (5.3)            (49.7)

Income from
 Continuing
 Operations                        110.3               0.2             110.5

Income from
 Discontinued
 Operations                         (0.5)              0.5#I             0.0

Net Income                         109.8               0.7             110.5              18.9             17.1%

Diluted EPS                         1.16              0.01              1.17    $         0.20             17.1%

    #A - Remove Restructuring Expense of $29.6M & 0.3M
    #B - Remove Interest Income Due to Tax Refund ($13.2M)
    #C - Remove Tax Matters of ($31.3M)
    #D - Remove Tax Benefit on Special Items of ($3.0M)
    #E - Remove D.O. Income of ($35.2M)
    #F - Remove Restructuring Expense of $5.5M
    #G - Remove Tax Refund of ($3.7M)
    #H - Remove Tax Benefit on Special Items of ($1.6M)
    #I - Remove D.O. Expense of $0.5M

              ITT Industries Non-GAAP Press Release Reconciliation
                Cash From Operating Activities vs. Free Cash Flow
                                 Full Year 2005

                                                     Free Cash Flow FY 2005
                                                -------------------------------
                                                     Lower             Upper
                                                --------------   --------------
Cash from Operations                                     725.0            750.0

Capital Expenditures                                    (200.0)          (200.0)

Pension Pre-funding                                      100.0            100.0

Free Cash Flow                                           625.0            650.0

              ITT Industries Non-GAAP Press Release Reconciliation
                Cash From Operating Activities vs. Free Cash Flow
                          Third Quarter of 2005 & 2004

                                  ($ Millions)

                                                  3rd Qtr 05       3rd Qtr 04
                                                --------------   --------------

Income from Continuing Ops                               418.2            312.9

Depreciation                                             136.6            129.7

Amortization                                              25.4             15.5

Working Capital                                         (129.1)          (144.8)

Pension Pre-funding                                     (100.0)          (100.0)

Other                                                    160.2             39.9

Cash from Operations                                     511.3            253.2

Capital Expenditures                                    (119.4)          (100.0)

Pension Pre-funding                                      100.0            100.0

Free Cash Flow                                           491.9            253.2

              ITT Industries Non-GAAP Press Release Reconciliation
                     Reported vs. Adjusted Net Income & EPS
                            Full Year of 2005 & 2004

                                                               Full Year 2005 EPS**
                                                --------------------------------------------------
                                                                                       Full Year
                                                  Lower Limit       Upper Limit       2004 EPS**
                                                --------------    --------------    --------------
As Reported*                                              6.12              6.17              4.58

Adjustments

Restructuring                                             0.41              0.41              0.28

Interest                                                 (0.17)            (0.17)            (0.03)

Tax Settlement                                           (0.69)            (0.69)            (0.17)

Gain on Sale of Investments                              (0.05)            (0.05)            (0.15)

Discontinued Operations                                  (0.27)            (0.27)             0.05

Adjusted Net Income                                       5.35              5.40              4.56

*    Amount represents projected figures for full year 2005
**   Represents diluted EPS

SOURCE  ITT Industries, Inc.
    -0-                             10/27/2005
    /CONTACT: Tom Glover of ITT Industries, Inc., +1-914-641-2160, tom.glover@itt.com /
    /First Call Analyst: /
    /FCMN Contact: marianna.ricci@itt.com /
    /Web site:  http://www.itt.com /